    As filed with the Securities and Exchange Commission on September , 1999
                                                         Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------
                                 NCO GROUP, INC.
             (Exact name of Registrant as specified in its charter)


          Pennsylvania                                        23-2858652
-----------------------------------                 ----------------------------
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                         identification number)

           515 Pennsylvania Avenue, Ft. Washington, Pennsylvania 19422
               (Address of Principal Executive Offices) (Zip Code)

                             1996 STOCK OPTION PLAN
                            (Full title of the plan)

            Michael J. Barrist, President and Chief Executive Officer
                                 NCO Group, Inc
                             515 Pennsylvania Avenue
                       Ft. Washington, Pennsylvania 19422
                                 (215) 793-9300
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                          Copies of Communications To:

                            Francis E. Dehel, Esquire
                        Blank Rome Comisky & McCauley LLP
                                One Logan Square
                        Philadelphia, Pennsylvania 19103
                                 (215) 569-5500
                               Fax: (215) 569-5555
                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                    Proposed             Proposed
                                                                     maximum             maximum            Amount of
         Title of securities                Amount to be         offering price         aggregate          registration
           to be registered                 registered(1)           per share         offering price           fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value ...........    1,000,000 shares            $45.50(2)        $45,500,000(2)       $12,649
=========================================================================================================================

(1) Plus such indeterminable number of shares as may be issued pursuant to certain anti-dilution provisions contained in the Plan.

(2) Pursuant to Rule 457(h), based upon the price at which stock options covered by this Registration Statement may be exercised and, in the case where such price is not known, upon the average of the high and low sale prices of the Common Stock, reported on the Nasdaq National Market on September 16, 1999.

Rule 429 Legend: The prospectus which will be used in connection with sale of the securities covered by this Registration Statement issued pursuant to the 1996 Stock Option Plan will also be used in connection with the sale of securities covered by (i) Registration Statement on Form S-8 (Registration No.333-42743) filed with the Commission on December 19, 1997 and (ii) Registration Statement on Form S-8 (Registration No.333-62131) filed with the Commission on August 24, 1998.

         The purpose of this Registration Statement is to register an additional 1,000,000 shares of common stock for issuance pursuant to the Registrant's 1996 Stock Option Plan as a result of an amendment to such Plan. Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-42743, filed with the Securities and Exchange Commission ("Commission") on December 19, 1997, are incorporated herein by reference.

Item 8.  Exhibits
-----------------

      The following exhibits are filed as part of this Registration Statement.

      Exhibit No.          Description
      -----------          -----------

          5.1              Opinion of Counsel regarding legality

         10.1              Amendment No. 1 to Amended and Restated Stock Option
                           Plan (1996)

         23.1              Consent of PricewaterhouseCoopers LLP

         23.2              Consent of Counsel (included as part of Exhibit 5.1)

         24.1              Power of Attorney (included on page 3)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ft. Washington, Pennsylvania, on the 21st day of September, 1999.

                                     NCO GROUP, INC.

                                         /s/ Michael J. Barrist
                                     By: -------------------------------------
                                         Michael J. Barrist,
                                         Chairman, Chief Executive Officer and
                                         President



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


            SIGNATURE                                         Title(s)                                  Date
---------------------------------            ------------------------------------------         --------------------

/s/ Michael J. Barrist
---------------------------------            Chairman of the Board, President, and               September 21, 1999
    Michael J. Barrist                       Chief Executive Officer (principal
                                             executive officer)
/s/ Charles C. Piola, Jr.                                                                        September 21, 1999
---------------------------------            Executive Vice President,
    Charles C. Piola, Jr.                    Business Development and Director

/s/ Steven L. Winokur
---------------------------------            Executive Vice President , Finance; Chief           September 21, 1999
    Steven L. Winokur                        Financial Officer and Treasurer (principal
                                             financial and accounting officer)
/s/ Bernard R. Miller
---------------------------------            Executive Vice President; Divisional Chief          September 21, 1999
    Bernard R. Miller                        Executive Officer, Healthcare Services;
                                             and Director
/s/ David E. D'Anna
---------------------------------            Executive Vice President, Divisional Chief          September 21, 1999
    David E. D'Anna                          Executive Officer, Technology-Based
                                             Outsourcing Services; and Director
/s/ Eric S. Siegel
---------------------------------            Director                                            September 21, 1999
    Eric S. Siegel

/s/ Allen F. Wise
---------------------------------            Director                                            September 21, 1999
    Allen F. Wise

/s/ Stuart Wolf
---------------------------------            Director                                            September 21, 1999
    Stuart Wolf


                                  EXHIBIT INDEX

 5.1     Opinion of Blank Rome Comisky & McCauley LLP

10.1     Amendment No. 1 to Amended and Restated Stock Option Plan (1996)

23.1     Consent of PricewaterhouseCoopers LLP

23.2     Consent of Blank Rome Comisky & McCauley LLP (included in Exhibit 5.1)

24.1     Power of Attorney (included in Signature Page)






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